EXHIBIT EX. — 99.1
ATWOOD ANNOUNCES DELIVERY OF ITS NEWLY CONSTRUCTED
LETOURNEAU SUPER 116E JACK-UP, THE ATWOOD AURORA
Houston, Texas
23 December 2008
FOR IMMEDIATE RELEASE
     Atwood Oceanics, Inc. (NYSE: ATW), announced today that its wholly-owned subsidiary, Atwood Oceanics Pacific Limited, took delivery of its newly constructed LeTourneau SUPER 116E Jack-up, ATWOOD AURORA, from Keppel AmFELS in Brownsville, Texas on December 22, 2008. The rig will undergo additional final commissioning prior to being loaded on a vessel at the end of December 2008 or early January 2009 for transport to offshore Egypt to commence a two-year contract (estimated mid-February 2009).
Statements contained in herein with respect to the future are forward-looking statements. These statements reflect management’s reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the dependence of Atwood Oceanics, Inc. and its subsidiaries (collectively, the “Company”) on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2008, filed with the Securities and Exchange Commission.
Contact: Jim Holland
281-749-7804